Exhibit 10.1

CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS CHANGE IN CONTROL SEVERANCE AGREEMENT (this “Agreement”) is entered into on this 18th day of July, 2022 (the “Effective Date”) by and between Farmers and Merchants Bancshares, Inc, a Maryland corporation (the “Company”), and Gary Harris, an executive officer of the Company (the “Executive”). The Company and the Executive are sometimes individually referred to herein as a “Party” and are sometimes collectively referred to herein as the “Parties”.

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the Executive’s continued employment with the Company is important to its success;

WHEREAS, to help ensure the Company’s retention of the Executive and maintain a stable work environment at the Company and to provide the Executive with economic security in the event of a termination of employment in connection with a change in control of the Company, the Company desires to enter into this Agreement with the Executive; and

WHEREAS, this Agreement is not intended to constitute a severance pay employee welfare benefit plan or employee pension benefit plan within the scope of the Executive Retirement Income Security Act of 1974, and it shall be construed and administered with that intention.

NOW, THEREFORE, in consideration of the foregoing recitals, the agreements and covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.    Definitions. In addition to the terms defined in other Sections and subsections of this Agreement, the following terms shall have the meanings set forth in this Section 1:

(a)    “Affiliate” means any Person who controls, is controlled by, or is under common control with, the Company.

(b)    “Base Amount” means the Executive’s “annualized includible compensation for the base period,” within the meaning of Sections 280G(d)(1) and (d)(2) of the Code.

(c)    “Code” means the Internal Revenue Code of 1986, as amended.

(d)    “Cause” means: (i) any event, act, omission or other fact or circumstance that constitutes “cause” as such term is defined in any employment agreement between the Executive and the Company; or (ii) if any such employment agreement does not define “cause” or the Executive and the Company are not parties to an employment agreement, then: (A) the Executive’s intentional failure to perform any of the Duties; (B) the Executive’s refusal to timely perform a reasonable and duly authorized directive of the Board that has been clearly communicated to the Executive and that is consistent with the scope of the Duties unless the Executive in good faith believes that such act would cause the Executive to breach his duties to the Company or that such act would be in violation of any federal or state law or regulation; (C) conduct by the Executive that amounts to fraud, personal dishonesty, breach of duty involving personal profit, gross negligence or willful misconduct in the performance of the Duties; (D) the Executive’s conviction (from which no appeal may be, or is, timely taken) of a felony or willful violation of any law, rule or regulation (other than traffic violations or similar offenses); (E) any federal or state regulatory authorities acting under lawful authority pursuant to provisions of federal or state law or regulation which may be in effect from time to time exercises any power granted to it by law or regulation to remove, prohibit or suspend the Executive from participating in the conduct of the Company’s affairs; (F) the Executive’s willful violation of any final cease-and-desist order; (G) a knowing violation by the Executive of federal or state banking laws or regulations that has had, or reasonably could have, a material adverse effect on the Company, as determined by the Board; and/or (H) the Executive’s breach of any written policy adopted by the Company that has had, or reasonably could have, a material adverse effect on the Company, as determined by the Board.

(e)    “Change in Control” means the occurrence of any of the following events:

(i)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) beneficial ownership (as contemplated in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company representing more than 50% of the voting power of the then outstanding voting securities of the Company; provided that a Change in Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another entity and in which the Persons entitled to cast a majority of all votes in the election of directors of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, securities entitling such Persons to cast more than 50% of all votes to which all security holders of such other entity would be entitled to cast in the election of directors (without consideration of the rights of any class of voting securities to elect directors by a separate class vote); and provided further that ownership or control of the Company’s voting securities, individually or collectively, by any Affiliate that is a bank or any benefit plan sponsored by the Company or any Affiliate shall not constitute a Change in Control;

(ii)    The consummation of a merger, consolidation, or similar extraordinary event involving the Company and another entity where the Persons entitled to cast a majority of all votes in the election of directors of the Company, immediately prior to the merger, consolidation or similar extraordinary event, will not possess the right, immediately after the merger, consolidation or similar extraordinary event, to cast more than 50% of all votes to which the holders of all voting securities or similar interests of the surviving entity would be entitled to cast in the election of directors (without consideration of the rights of any class of securities or interests to elect directors by a separate class vote); or

(iii)    The sale, transfer or assignment of all or substantially all of the assets of the Company.

Notwithstanding anything to the contrary contained in this Section 1(e), the Board may modify the definition of a Change in Control as the Board deems appropriate to comply with Section 409A of the Code and regulations or other guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service.

(f)    “Change in Control Protection Period” means the period commencing on the effective date of a Change in Control and ending on the first anniversary of such effective date.

(g)    “Contingent Payment” means a payment in the “nature of compensation” to (or for the benefit) of the Executive if such payment is “contingent on a change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation,” as such terms and phrases are used in Section 280G of the Code and regulations or other guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service.

(h)    “Duties” means the duties assigned to the Executive by the Board.

(i)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)    “Good Reason” means the satisfaction of both of the following requirements:

(i)    During the Change in Control Protection Period, without Executive’s written consent, (A) the Company requires the Executive to move his personal residence, or perform his principal executive functions, more than 25 linear miles from his primary office as of the effective date of the Change in Control; (B) the Company materially reduces the Executive’s base compensation as in effect on the effective date of the Change in Control or as the same may thereafter be increased from time to time during the Change in Control Protection Period; (C) the Company fails to continue to provide the Executive with benefits provided for under existing contracts including this Agreement, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Executive now or hereafter becomes a participant, or the taking of any action by the Company that would directly or indirectly reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him at the effective time of the Change in Control; or (D) the assignment to the Executive of Duties that are materially different from those normally associated with his position and that represent a material diminution in Executive’s authority and responsibilities; and

(ii)    (A) The Executive shall have given the Company written notice within 30 days of the date on which he first became aware of the existence of any fact or circumstance constituting Good Reason (the “Knowledge Date”) and the Company shall have failed to cure or eliminate such fact(s) or circumstance(s) within 30 days of its receipt of such notice and (B) the Executive shall have actually terminated his employment with the Company within 90 days of the Knowledge Date.

(k)    “Person” shall be interpreted broadly and includes any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, any other legal or commercial entity, or two or more of any of the foregoing having a joint or common interest.

(l)    “Separation Agreement” means the Separation Agreement contemplated by Section 4(b) of this Agreement.

(m)    “Termination of Employment” means the Executive’s “separation from service” with the Company within the meaning of Section 409A of the Code and regulations or other guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service.

2.    Term of Agreement. The initial term of this Agreement shall commence on the Effective Date and shall expire on the third anniversary thereof (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (each, a “Renewal Term”; the Initial Term and any Renewal Terms are each sometimes referred to herein as a “Term”) without further action by the Parties unless the Company has provided the Executive with written notice at least 90 days prior to the commencement of a Renewal Term of the Company’s decision to not renew this Agreement for such Renewal Term. Notwithstanding anything to the contrary contained in this Section 2, the Term of this Agreement shall automatically extend beyond its expiration date provided herein and until the end of the Change in Control Protection Period if a Change in Control occurs during that Term.

3.    Termination in Connection With a Change in Control.

(a)    Severance and Other Benefits. If there is a Termination of Employment by the Company without Cause or a Termination of Employment by the Executive for Good Reason that, in either case, occurs during the Change in Control Protection Period, then, subject to the terms and conditions set forth in this Agreement, the Company shall pay to Executive cash severance in an amount equal to 2.99 times the Executive’s annual base salary rate in effect as of the date of the Termination of Employment (the “Severance”). The Severance shall be paid in one lump sum within 30 days after the date on which the Separation Agreement becomes effective and irrevocable.

(b)    Reduction of Termination Payments.

(i)    If it is determined that the aggregate present value of any portion of the Severance that is considered a Contingent Payment and all other Contingent Payments payable to the Executive exceeds 2.99 times the Executive’s Base Amount, such that the excise tax under Section 4999 of the Code would otherwise be triggered, then the Severance shall be reduced to the extent necessary so that the aggregate present value of all Contingent Payments (including the Severance) payable following such reduction does not exceed 2.99 times the Executive’s Base Amount.

(ii)    The determination that the aggregate present value of all Contingent Payments exceeds 2.99 times the Executive’s Base Amount, and the calculation of the amount of any reduction, shall be made, at the Company’s discretion, by the Company’s outside auditing firm or by a nationally-recognized accounting or benefits consulting firm appointed by Company. The firm’s expenses shall be paid by Company.

(iii)    If the determination is made that the Severance must be reduced in accordance with this Section 3(b), then the amount of the Severance that is actually paid to the Executive pursuant to Section 3(a) will be the amount determined under this Section 3(b), which will be paid at the same time and in the same form otherwise specified in Section 3(a).

4.    Conditions to the Company’s Obligations.

(a)    Payments in General. Notwithstanding anything to the contrary contained in this Agreement, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. § 1828(k)) and the regulations promulgated thereunder (including those contained in 12 C.F.R. Part 359), as such statutory provision and regulations may be amended, superseded and/or replaced from time to time. In addition, if a payment obligation under this Agreement arises on account of the Termination of Employment while the Executive is a “specified employee” (as defined under Section 409A of the Code and determined in good faith by the Company), then any and all payments of “deferred compensation” (as defined in Treasury Regulation Section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation Sections 1.409A-1(b)(3) through (b)(12)) that are scheduled to be paid within six (6) months after such Termination of Employment shall, subject to Section 6(f)(iii) hereof, be paid in a lump sum, without interest, within 15 days after the end of the six-month period beginning on the date of such Termination of Employment. If the Executive dies prior to the date that payments are required to commence in accordance with the previous sentence, then the payment of any deferred amounts shall be made in a lump sum within 15 days after the appointment of the personal representative, executor or administrators of the Executive’s estate following his death. This Agreement and all payments hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code and shall be administered, interpreted, and construed in a manner consistent with Section 409A(a)(1)(B) of the Code. Should any provision of this Agreement be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Company and without the Executive’s consent, in such manner as the Company determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. Notwithstanding anything in this Agreement to the contrary, in no event shall the Company exercise its discretion to accelerate the timing or settlement of any required payment hereunder where such payment constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(b)    Separation Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall have no obligation to pay the Severance unless the Executive signs, does not revoke and complies with a Separation Agreement, in the form attached hereto as Exhibit A, and such Separation Agreement becomes effective and irrevocable no later than 60 days following the date of the Termination of Employment (such deadline, the “Deadline”). If such Separation Agreement does not become effective and irrevocable by the Deadline, or if it does become effective and irrevocable by the Deadline but the Executive thereafter breaches such Separation Agreement, then the Executive will forfeit any rights to the Severance. In no event will the Severance be paid or provided until such Separation Agreement becomes effective and irrevocable on or before the Deadline.

5.    Withholding of Taxes. The Executive shall be responsible for the payment of all applicable local, state and federal taxes associated with the Severance, and the Company shall have the right to deduct from any distributions hereunder any such taxes or other amounts required by law to be withheld therefrom.

6.    Miscellaneous.

(a)    Entire Agreement. This Agreement, including its Exhibit A, constitutes and expresses the entire agreement of the Parties with respect to the subject matter hereof, and there are no representations, inducements, promises, agreements, arrangements, or undertakings oral or written, between the Parties other than those set forth herein. Any and all prior agreements or understandings with respect to such matters are hereby superseded.

(b)    Amendment; Suspension or Termination. This Agreement may not be modified or amended, and no waiver of any provision hereof shall be valid, except pursuant to a written instrument signed by both Parties. Notwithstanding the foregoing sentence or any other provision of this Agreement to the contrary, the Company may amend, modify, suspend or terminate this Agreement, without the consent of the Executive, as the Company deems necessary or appropriate to ensure compliance with any law, rule, regulation or other regulatory pronouncement applicable to the Company, the Executive or this Agreement, including, without limitation, Section 409A of the Code and the regulations or other guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service, and the Federal Deposit Insurance Act (12 U.S.C. §§ 1811 et seq.) and the regulations promulgated thereunder (including those contained in 12 C.F.R. Part 359), as such statutory provisions, regulations and guidance may be amended, superseded and/or replaced from time to time.

(c)    Governing Law; Waiver of Jury Trial; Venue and Jurisdiction. This Agreement has been made in and shall be governed by and construed in accordance with the laws of the State of Maryland, exclusive of any conflicts of law principle which would apply the law of another jurisdiction, and, to the extent applicable, the laws of the United States, whether as to its validity, construction, capacity, performance or otherwise. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION ARISING UNDER THIS AGREEMENT. Any judicial proceeding arising out of or relating to this Agreement (including any declaratory judgments) shall, if it is to be filed in State court, be filed exclusively in the State courts located in Carroll County, Maryland or, if is to be filed in Federal court, be filed exclusively in the Federal courts located in Maryland, and each Party hereby consents to, and will submit to, the personal and subject matter jurisdiction of such courts in any proceeding to enforce any of its obligations under this Agreement and shall not contend that any such court is an improper or inconvenient venue. The foregoing shall not limit the right of any Party to obtain execution of judgment in any other jurisdiction.

(d)    Severability. It is the desire and intent of the Parties that the provisions contained in each Section of this Agreement, and within the subsections of such Sections, are intended to be separate and divisible, severable from every other contract and course of business by and between the Parties, and shall be enforced to the fullest extent permissible under applicable laws and public policies. Accordingly, if any portion of any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable, then (i) such portion shall not be held to affect the validity of any other provision contained in this Agreement, and (ii) such portion shall be deemed amended either to conform to such restrictions as such court may allow or to delete therefrom or reform the portion thus adjudicated to be invalid and unenforceable. The Parties hereby expressly request and authorize any court of competent jurisdiction to modify any provision of this Agreement or portion thereof if necessary to render it enforceable in such manner as to preserve as much as possible the Parties’ original intentions, as expressed therein, with respect to the scope thereof.

(e)    No Right to Continued Service. Neither execution of this Agreement by the Parties, nor the creation of any fund, trust or account, nor the payment of any amount hereunder shall be construed as giving the Executive, or any other Person, the right to be retained in the service of the Company or any Affiliate, and the Executive shall remain subject to discharge to the same extent as if this Agreement had never been executed by the Parties.

(f)    Successors and Assigns; Payments Upon Disability or Death.

(i)    This Agreement shall be binding upon and inure to the benefit of and be binding on (i) the Company and its successors and assigns, and (ii) the Executive and his permitted assigns, heirs, executors, personal representatives and administrators. Except as otherwise provided herein or by law, no right or interest of the Executive under this Agreement shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge or in any manner, and any attempted assignment or transfer thereof shall be void and ineffective.

(ii)    If a Termination of Employment occurs during the Change in Control Protection Period but the Executive is or thereafter becomes unable to care for his affairs, then any payment due to the Executive pursuant to this Agreement may be made directly to his legal guardian or personal representative.

(iii)    If a Termination of Employment occurs during the Change in Control Protection Period but the Executive dies before the Severance has been fully paid, then all unpaid Severance shall be paid in a lump sum to the personal representative, executor or administrator of the Executive’s estate following his death within 15 days following the appointment thereof.

(g)    Notices.

(i)    All notices, requests, demands or other communications that are required or may be given under this Agreement shall be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, as follows (or to such other address as a Party may state in a notice given to the other Party in accordance with the provisions hereof):

if to the Company:

Farmers and Merchants Bancshares, Inc.

4510 Lower Beckleysville Road, Suite H

Hampstead, Maryland 21074

Attention: Chairman of the Board; and

if to the Executive, at his most recent address on file with the Company.

(ii)    All notices, requests or other communications will be effective and deemed given only as follows: (A) if given by personal delivery, upon such personal delivery; (B) if sent by certified or registered mail, on the fifth (5th) business day after being deposited in the United States mail; or (C) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

(h)    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute but a single instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of an original of this Agreement for all purposes. Signatures of the Parties transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

(i)    Headings; Construction. The headings of the Sections and subsections of this Agreement are for convenience of reference only, form no part of this Agreement, and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof. All references to Sections, subsections, paragraphs, items or other subdivisions in this Agreement refer to the corresponding Sections, subsections, paragraphs, items or other subdivisions of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section, subsection, paragraph, item or other subdivision of this Agreement.

[Signatures Appear on Next Page]

[Signature Page to Change in Control Severance Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

WITNESS:	THE COMPANY:

FARMERS AND MERCHANTS BANCSHARES, INC.

	By:	/s/ James R. Bosley, Jr.
	Name:	James R. Bosley, Jr.
	Title:	President

WITNESS:	EXECUTIVE:

/s/ Gary Harris
Gary Harris

EXHIBIT A1

FORM OF

SEPARATION AGREEMENT AND RELEASE

THIS SEPARATION AGREEMENT AND RELEASE (this “Agreement”) is made by and between Gary Harris (the “Executive”) and Farmers and Merchants Bancshares, Inc., a Maryland corporation (the “Company”), pursuant to Section 4(b) of their Change in Control Severance Agreement, dated as of July 18, 2022 (the “Change in Control Agreement”). The Executive and the Company are sometimes individually referred to herein as a “Party” and are sometimes collectively referred to herein as the “Parties”. Capitalized terms used but not defined herein shall have the meanings given such terms in the Change in Control Agreement.

RECITALS

WHEREAS, the Executive and the Company entered into the Change in Control Agreement for the purpose of providing severance in the event of the Termination of Employment following a Change in Control of the Company;

WHEREAS, the Executive has experienced a Termination of Employment in connection with a Change in Control; and

WHEREAS, the Change in Control Agreement conditions the Company’s obligation to pay severance on the Executive’s execution, delivery and non-revocation of, and compliance with, this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

AGREEMENT

1.    Termination of Employment; Effective Date.

(a)    Termination of Employment; Resignation. The Executive acknowledges that he experienced a Termination of Employment on ______________, _____ (the “Termination Date”). If the Executive is currently serving on the Board of Directors of the Company or on the board of directors (or similar governing body) of any of its Affiliates, then the Executive hereby resigns therefrom as of the Termination Date. The Executive agrees and understands that, as of and after the Termination Date, he is not authorized to perform any work for, or to represent himself to others as an employee, director or other agent of, the Company.

1 NOTE:  This Separation Agreement should be reviewed prior to its execution following a termination of employment to ensure that it is still consistent with applicable law.

(b)    Effective Date of this Agreement. As used in this Agreement, the term “Effective Date” means the date on which this Agreement becomes effective and irrevocable, subject to the condition set forth in Section 4(b) of the Change in Control Agreement that this Agreement must become effective and irrevocable no later than 60 days following the Termination Date or else it shall be void.

2.    Commitments of the Company.

(a)    Payment of Accrued Amounts. The Executive shall be entitled to receive all unpaid annual base salary and other compensation that has accrued through the Termination Date, which shall be paid as soon as is reasonably practicable following the Termination Date (but in no event later than five business days following the Termination Date), less all applicable federal, state and local tax withholding and deductions.

(b)    Payment of Severance. In full accord and satisfaction of all Released Claims (as defined below in Section 4(a)(i) of this Agreement), and subject to Section 5 and Section 6 of this Agreement and Section 3(b) and Section 4(b) of the Change in Control Agreement, the Executive shall be entitled to the Severance set forth in Section 3(a) of the Change in Control Agreement.

(c)    No Other Payments or Benefits. The Executive agrees that he is not entitled to any payments by or benefits from the Company other than (i) as set forth in this Section 2 or (ii) any monies properly payable to the Executive for indemnification or advancement by virtue of rights to which the Executive may be entitled pursuant to the charter or bylaws of the Company or pursuant to any policy of insurance maintained by the Company.

3.    Termination of Benefits. The Executive’s coverage under the Company’s employee benefit and insurance plans, programs and arrangements terminated on the Termination Date, other than the Executive’s right to elect to continue his health and dental insurance at his sole cost and expense following the Termination Date pursuant to the federal Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

4.    Commitments of the Executive.

(a)    General Release and Forbearance Agreement.

(i)    Except as provided in Section 4(a)(ii) hereof, the Executive releases and discharges the Company, its Affiliates, their respective officers, directors, employees, agents, stockholders, and all employee benefit plans sponsored by the Company and its Affiliates (the “Released Parties”), from any and all debts, demands, actions, complaints, charges, causes of action, suits, covenants, contracts, wages, bonuses, damages and any and all claims, demands, liabilities and expenses (including attorneys’ fees and costs) whatsoever of any name or nature, both in law and in equity (“Claims”) that he had, now has or hereafter may have, based on any act or omission which occurred through the Effective Date, other than those described in Section 4(a)(ii) hereof (the “Released Claims”). Without limiting the generality of the foregoing, this general release covers all Claims arising out of or related to the Executive’s employment with the Company and its Affiliates, the Termination of Employment, and/or any other relationship of any kind between the Executive and a Released Party, including, without limitation, (A) Claims for tort or contract, or relating to salary, wages, bonuses, severance, commissions, stock or stock options, the breach of any oral or written contract or promise, misrepresentation, defamation, and interference with prospective economic advantage, interference with contract, intentional and negligent infliction of emotional distress, negligence, breach of the covenant of good faith and fair dealing, and medical, disability or other leave; (B) Claims arising out of, based on, or connected with the Executive’s employment by or other service with the Company and its Affiliates, including, without limitation, the terms and conditions of employment or service, and the termination of that employment or service, including, without limitation, Claims arising under Section 806 of the Sarbanes-Oxley Act of 2002, and any other Claims alleging retaliation of any nature; (C) for alleged securities violations by the Company, including, without limitation, in any way related to the exercise or payment of equity awards granted to the Executive; and/or (D) for unlawful employment discrimination of any kind, including, without limitation, discrimination due to age, sex, disability or handicap, including, without limitation, failure to offer reasonable accommodations, race, color, religion, sexual orientation, national origin, or sexual or other unlawful harassment arising under or based on any local, state or federal equal employment opportunity, anti-discrimination or similar law, policy, order, regulation or guidelines affecting or relating to Claims or rights of employees. This general release is agreed to without reliance upon any statement or representation by the Company.

(ii)    Notwithstanding Section 4(a)(i) hereof, this general release does not cover any Claims in respect of (A) rights to indemnification and to be held harmless and be defended by the Company pursuant to Company’s charter or bylaws to the extent that the Executive is entitled thereto, (B) directors and officers insurance rights to which the Executive may be entitled, (C) rights to contribution to which the Executive may be entitled, (D) rights that the Executive has in his capacity as an equityholder of the Company, (E) rights under the Change in Control Agreement and this Agreement, including in respect of Severance, or (F) rights to any vested benefits under any equity compensation plan or employee benefit or pension plan or arrangement of, or sponsored by, the Company (collectively, the “Excluded Claims”).

(iii)    The Executive represents and warrants that he has not sued or filed any Claim against the Company or any of the other Released Parties in or with any local, state or federal court or administrative agency. The Executive will not sue or bring any Released Claim against the Company or any of the other Released Parties with respect to any matters arising out of or relating to his employment or service with the Company, or any Released Claims that, as a matter of law, cannot be released, such as under workers’ compensation, for unemployment benefits or any Released Claims related to the Company’s future involvement with, if any, the Executive’s retirement plans with the Company. In the event that the Executive, on his behalf, sues or brings any Released Claim against the Company or any of the other Released Parties in respect of any of the foregoing matters, that suit or Released Claim shall be dismissed, if permitted by law, upon presentation of this Agreement and the Executive will reimburse the Company for all legal fees and expenses incurred in defending such suit or Released Claim and obtaining its dismissal. Notwithstanding anything to the contrary contained in this Section 4, nothing in this Agreement shall preclude the Executive from filing a charge or complaint of discrimination with the Equal Employment Opportunity Commission or any other administrative agency or from participating or cooperating in any investigation or proceeding with respect to discrimination conducted by any of such agencies. However, in the event that such a charge or complaint is filed with any administrative agency by the Executive, or in the event of an authorized investigation, charge or lawsuit filed by any administrative agency, the Executive hereby expressly waives, and shall not accept, any monetary award, damages, costs or attorneys’ fees or release of any sort against the Company or any of the other Released Parties.

(b)    Cooperation. The Executive will respond to inquiries and otherwise assist the Company with respect to matters with which he had been involved while employed by the Company and its Affiliates. Without limiting the generality of the foregoing, the Executive will cooperate with the Company in its investigation, defense or prosecution of any potential or actual claim, charge, grievance, or suit by or against the Company or any of its Affiliates. The Executive shall not communicate with any attorney or representation of any person who might be involved in any claim, charge, grievance or suit that is adverse to the Company or its Affiliates, and will immediately notify the Company of any such communication or attempted communication.

(c)    Return of Property. As used in this Section 4(c), the term “the Company” means, individually and collectively, Farmers and Merchants Bancshares, Inc. and its Affiliates.

(i)    On or before the Effective Date, the Executive will:

(A)    return to the Company all of its property that is in the Executive’s possession or under his control, including, without limitation, all originals and copies of memoranda, notes, records, manuals or other documents, including all copies of such materials containing Trade Secrets or Confidential Information, whether made or compiled by the Executive or furnished to him from any source by virtue of his employment with the Company; provided, however, that with respect to any such property the nature of which prevents its return, the Executive will permanently delete and/or destroy all such property; and he will provide written certification to the Chairman of the Board within five days of the Effective Date that he has fully complied with his obligations under this paragraph (A);

(B)    not take any action to preserve or regain access to the Company’s property by or through any means, including, without limitation, access to the Company’s facilities or through a computer or other digital or electronic means; and

(C)    promptly pay all amounts due, owing or otherwise payable by the Executive to the Company. The Executive expressly authorizes the Company to withhold any amounts payable to her, including for compensation, reimbursement and otherwise, until he has complied with this paragraph (C).

(ii)    The Executive will promptly return any Company property that comes into his possession or under his control in the future, will not make any copy thereof, and will not, directly or indirectly, use, disclose, or transmit in any manner any of such property.

(iii)    For purposes of this Agreement:

(A)    “Trade Secret” means the identity and addresses of customers of the Company and any other information, without regard to form, including, but not limited to, any technical or nontechnical data, any formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plans, and product plans, that (1) is valuable and secret (in the sense that it is not generally known by or available to competitors of the Company) and (2) otherwise qualifies as a “trade secret” under Maryland law pursuant to the Maryland Trade Secrets Act of 1990, as amended; and

(B)    “Confidential Information” means all “non-public Personal Information,” as defined in Title V of The Gramm-Leach-Bliley Act (15 U.S.C. §§ 680 et seq.) and its implementing regulations (collectively, the “GLB Act”) that concerns any of the Company’s “customers and/or consumers”, as defined by the GLB Act, and any data or information, other than Trade Secrets, which is material to the Company and not generally known by or available to the public. Confidential Information shall include, but not be limited to, (1) any specialized information or plans of the Company not disclosed or available to the public concerning the provision of financial services to any Person, together with all related information concerning the specifics of any contemplated financial services regardless of whether the Company has contacted or communicated with such Person, (2) the Company’s business plans and financial statements and projections, (3) information as to the capabilities of the Company’s employees, their respective salaries and benefits and any other terms of their employment and the costs of the services the Company may offer or provide to the customers it serves, and (4) any list of actual or active prospective customers, to the extent such information is material to the Company and not generally known by or available to the public.

(iv)    Defend Trade Secrets Act Notice. An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret if: (A) the disclosure of the trade secret is made in confidence to a government official, either directly or indirectly, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law; (B) the disclosure of the trade secret is made in a complaint or other document filed in a lawsuit, if such filing is made under seal; or (C) if an individual files a lawsuit alleging retaliation by an employer for reporting a suspected violation of law, if the disclosure of the trade secret is made to the attorney of the individual or used in the court proceeding so long as the filing of any document containing the trade secret is under seal and the trade secret is not disclosed except under court order. Nothing in this Agreement is intended to conflict with the foregoing.

(d)    Intellectual Property. As used in this Section 4(d), the term “the Company” means, individually and collectively, Farmers and Merchants Bancshares, Inc. and its Affiliates.

(i)    The Executive agrees that any and all information, reports, other documents, domain names, and other works (whether in an electronic format or otherwise) created for or on behalf of the Company by the Executive during his service with the Company, whether or not developed on the Company premises or equipment or during normal the Company business hours (the “Intellectual Property”), are and shall remain works made for hire and the sole and exclusive property of the Company. To the extent that such Intellectual Property is not considered work made for hire, the Executive hereby assigns to the Company (or its nominee) any and all interest that he may now or in the future have in the Intellectual Property. Upon request by the Company, the Executive shall execute and deliver to the Company any document or instrument that may be necessary to secure or perfect the Company’s title to or interest in any Intellectual Property so assigned.

(ii)    On and after the Termination Date, the Executive will not, directly or indirectly, create, develop, adopt, license or otherwise use any intellectual property, including, without limitation, any copyright, trademark, service mark, mark, brand or trade secret (or anything which is similar thereto and/or a derivative thereof) that the Company has used or currently uses or that the Executive has reason to know is being contemplated for future use by the Company, with such prohibited use including use as a portion of or the entire design, brand, trademark, service mark, title, domain name, Facebook name or Twitter handle. The Executive agrees that all such intellectual property is owned by the Company and the Executive waives all claims to such intellectual property.

(e)    Protection of the Company’s Business. As used in this Section 4(e), the term “the Company” means, individually and collectively, Farmers and Merchants Bancshares, Inc. and its Affiliates.

(i)    Restrictive Covenants. During the period that commences on the Termination Date and ends on the second (2nd) anniversary of the Effective Date (the “Restricted Period”), the Executive shall not, directly or indirectly, as owner, partner, director, officer, employee, agent, consultant, advisor, contractor or otherwise, whether for consideration or without consideration, for the benefit of any Person other than the Company, take any of the following actions:

(A)    Perform duties or services that are the same as or similar to the Duties for or on behalf of any insured depository institution or its parent company whose principal office (i.e., any office or offices to which its executive officers are assigned) is located within 25 miles of any business location maintained by the Company;

(B)    Solicit any Business Relation to purchase, or sell or otherwise provide to such Business Relation, any products or perform any services which are the same as or substantially similar to, or which are intended to substitute for, any product or service offered or provided by the Company at any time during the 12-month period immediately preceding the Termination Date;

(C)    Employ, engage or solicit for employment or for engagement as an independent contractor or consultant, any Person who was employed by, or any Person who was engaged as an independent contractor by, the Company within the 12-month period immediately preceding any employment, engagement, or solicitation by the Company; urge any such Person to reduce his, her or its employment with or provision of services to the Company or assist any such Person with any such reduction; or arrange to have any other Person employ or engage such Person; or

(D)    Urge any Person to reduce its business with the Company or assist any Person with any such reduction.

Provided, however, that a general solicitation through a public medium not specifically directed toward any Person shall not be considered a breach of this Section 4(e)(i).

(ii)    Definition of Business Relation. As used in this Agreement, the term “Business Relation” means any Person other than the Company who, at any time during the Executive’s term of employment with the Company, was a Person (A) who is or was a customer of the Company or a prospective customer of the Company, or (B) who had entered into any contract or other arrangement with the Company for the provision of services or the sale of products, or (C) to whom the Company had furnished or planned to furnish a proposal for the performance of services or the sale of products, or (D) with whom the Company entered or agreed to enter into any other business relationship such as a joint venture, collaborative agreement, joint development agreement, teaming arrangement or agreement, or similar arrangement or understanding for the provision of services or sale of products.

(iii)    No Disparagement. During the Restricted Period, the Executive will not, by any verbal, written, or electronic expression or communication (including through the use of any social or professional networking websites and/or blogs), or by any other deed or act of communication, disparage, criticize, condemn, or impugn Company or its owners, managers, officers, personnel, products, or services; provided, however, that the Executive may make such truthful statements as may be required by law, including, without limitation, federal or state securities laws and rules, rules of any self-regulatory organization or national securities exchange to which the Parties are subject, or legal process.

(iv)    Acknowledgement. The Executive hereby acknowledges and agrees that the covenants and restrictions contained in this Section 4(e) regarding length of term and the scope and types of activities restricted are reasonable.

(f)    Company’s Non-Disparagement Obligation. During the Restricted Period, the Company will direct its directors, executive officers and human resources personnel (the “Company Individuals”) to not, by any verbal, written, or electronic expression or communication (including through the use of any social or professional networking websites and/or blogs), or by any other deed or act of communication, disparage, criticize, condemn, or impugn the Executive (the “Directive”); provided, however, that the Company Individuals (i) may make such truthful statements as may be required by law, including, without limitation, federal or state securities laws and rules, rules of any self-regulatory organization or national securities exchange to which the Parties are subject, or legal process, and (ii) shall be entitled to discuss Executive’s resignation from the Company with its board of directors, its lawyers, and its auditors. Notwithstanding anything to the contrary contained in this Section 4(f), the Company will not be responsible or liable to Executive for the failure by a Company Individual to comply with the Directive.

5.    Remedies in the Event of Breach.

(a)    General. In the event that a Party breaches or threatens to breach any covenant, agreement, obligation, representation or warranty made in this Agreement, such Party agrees to pay the non-breaching Party’s attorneys’ fees and other costs and expenses incurred by the non-breaching Party in connection with such breach or threatened breach, including, without limitation, the fees and costs incurred in seeking to obtain injunctive relief or other damages with respect to the breach or threatened breach.

(b)    Breach by the Executive. In addition to the remedies specified in Section 5(a), if the Executive breaches or threatens to breach any covenant, agreement, obligation, representation or warranty made in this Agreement, then the Company’s obligations under Section 2(b) of this Agreement (and, thus, Section 3(a) of the Change in Control Agreement) shall immediately terminate and the Company shall have the right to recover all payments made to or for the benefit of the Executive hereunder or thereunder, but the Executive’s obligations under this Agreement shall remain in full force and effect; provided, however, that the foregoing shall apply in the event of a breach or threatened breach of any covenant, agreement or obligation, representation or warranty that relates to a claim under the Age Discrimination in Employment Act (the “ADEA”) only if and to the extent permitted by the ADEA.

The foregoing remedies shall be in addition to, and not in lieu of, any other remedy, at law or in equity, that the non-breaching Party may have in connection with the breach or threatened breach.

6.    Miscellaneous.

(a)    No Representations by the Company. The Executive acknowledges and agrees that the Company has made no representations or promises to him except as expressly set forth herein.

(b)    No Admission. This Agreement is entered into by the Parties for settlement purposes only and does not constitute an admission of wrongdoing of any kind.

(c)    Entire Agreement. This Agreement, together with the Change in Control Agreement, constitutes and expresses the entire agreement of the Parties with respect to the subject matter hereof and thereof, respectively, and there are no representations, inducements, promises, agreements, arrangements, or undertakings oral or written, between the Parties other than those set forth herein and therein. Any and all prior agreements or understandings with respect to such matters are hereby superseded.

(d)    Amendment. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both Parties.

(e)    Waiver. The rights and remedies provided for herein are cumulative and not exclusive of any right or remedy that may be available to any Party whether at law, in equity, or otherwise. No delay, forbearance, or neglect by any Party, whether in one or more instances, in the exercise or any right, power, privilege, or remedy hereunder or in the enforcement of any term or condition of this Agreement shall constitute or be construed as a waiver thereof. No waiver of any provision hereof, or consent required hereunder, or any consent or departure from this Agreement, shall be valid or binding unless expressly and affirmatively made in writing and duly executed by the Party to be charged with such waiver. No waiver shall constitute or be construed as a continuing waiver or a waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in such writing.

(f)    Notices.

(i)    All notices, requests, demands or other communications that are required or may be given under this Agreement shall be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, as follows (or to such other address as a Party may state in a notice given to the other Party in accordance with the provisions hereof):

if to the Company:

Farmers and Merchants Bancshares, Inc.

4510 Lower Beckleysville Road, Suite H

Hampstead, Maryland 21074

Attention: Chairman of the Board; and

if to the Executive, at his most recent address on file with the Company.

(ii)    All notices, requests or other communications will be effective and deemed given only as follows: (A) if given by personal delivery, upon such personal delivery; (B) if sent by certified or registered mail, on the fifth (5th) business day after being deposited in the United States mail; or (C) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

(g)    Governing Law; Jurisdiction; No Jury Trial. This Agreement has been made in and shall be governed by and construed in accordance with the laws of the State of Maryland, exclusive of any conflicts of law principle which would apply the law of another jurisdiction, and, to the extent applicable, the laws of the United States, whether as to its validity, construction, capacity, performance or otherwise. Any judicial proceeding arising out of or relating to this Agreement (including any declaratory judgments) shall, if it is to be filed in State court, be filed exclusively in the State courts located in Carroll County, Maryland or, if is to be filed in Federal court, be filed exclusively in the Federal courts located in Maryland, and each Party hereby consents to, and will submit to, the personal and subject matter jurisdiction of such courts in any proceeding to enforce any of its obligations under this Agreement and shall not contend that any such court is an improper or inconvenient venue. The foregoing shall not limit the right of any Party to obtain execution of judgment in any other jurisdiction. EACH OF THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION ARISING UNDER THIS AGREEMENT.

(h)    Blue Pencil. It is the desire and intent of the Parties that the provisions contained in each Section of this Agreement, and within the subsections of such Sections, especially (but in no way limited to) those provisions of Section 4 and Section 5, are intended to be separate and divisible and shall be enforced to the fullest extent permissible under applicable laws and public policies. Accordingly, if any portion of any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable, then (i) such portion shall not be held to affect the validity of any other provision contained in this Agreement, and (ii) such portion shall be deemed amended either to conform to such restrictions as such court may allow, or to delete therefrom or reform the portion thus adjudicated to be invalid and unenforceable. The Parties hereby expressly request and authorize any court of competent jurisdiction to modify any provision of this Agreement if necessary to render it enforceable, in such manner as to preserve as much as possible the Parties’ original intentions, as expressed therein, with respect to the scope thereof.

(i)    Headings; Construction. The headings of the Sections and subsections of this Agreement are for convenience of reference only, form no part of this Agreement, and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof. All references to Sections, subsections, paragraphs, items or other subdivisions in this Agreement refer to the corresponding Sections, subsections, paragraphs, items or other subdivisions of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section, subsection, paragraph, item or other subdivision of this Agreement.

(j)    Counterparts. This Agreement may be executed in any number of counterparts, each copy of which shall serve as an original for all purposes, but all copies shall constitute but one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of an original of this Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

7.    Consideration and Revocation Period.

YOU (EXECUTIVE) HAVE TWENTY-ONE (21) CALENDAR DAYS FROM THE DATE OF YOUR RECEIPT OF THIS AGREEMENT TO CONSIDER THIS AGREEMENT BEFORE YOU SIGN IT. YOU MAY SIGN THIS AGREEMENT EARLIER IF YOU WISH, BUT THE DECISION IS ENTIRELY YOURS. ONCE YOU SIGN THIS AGREEMENT, YOU HAVE SEVEN (7) CALENDAR DAYS AFTER SIGNING TO REVOKE IT, AND THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EXPIRATION OF THAT SEVEN (7) CALENDAR DAY PERIOD.

TO REVOKE THIS AGREEMENT, YOU MUST DELIVER YOUR WRITTEN REVOCATION TO THE BANK IN ACCORDANCE WITH SECTION 6(f) OF THIS AGREEMENT DURING SUCH SEVEN (7) DAY PERIOD. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY OF YOUR OWN CHOOSING AND AT YOUR OWN EXPENSE PRIOR TO EXECUTING THIS AGREEMENT. THE AGREEMENT, AMONG OTHER THINGS, WAIVES RIGHTS THAT YOU MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. NOTHING IN THIS AGREEMENT WAIVES RIGHTS OR CLAIMS UNDER THE ADEA THAT MAY ARISE AFTER THE DATE THAT THIS AGREEMENT IS EXECUTED.

IN THE EVENT THAT YOU DO NOT ACCEPT THIS AGREEMENT, BY YOUR SIGNATURE ON AND RETURN OF THE ENCLOSED COPY OF THIS AGREEMENT NOT LATER THAN TWENTY-ONE (21) CALENDAR DAYS FROM THE DATE OF YOUR RECEIPT OF THIS AGREEMENT, OR, IN THE EVENT THAT YOU DO ACCEPT THIS AGREEMENT BUT SUBSEQUENTLY REVOKE IT WITHIN SEVEN (7) CALENDAR DAYS AFTER SIGNING IT, THE BANK’S OFFER TO ENTER INTO THIS AGREEMENT WILL BE WITHDRAWN AND WILL NOT BE REINSTATED, AND THIS AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE.

YOU AGREE THAT ANY MODIFICATION, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DOES NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE PROMISES AND TO RECEIVE THE SUMS AND BENEFITS STATED HEREIN, YOU FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS YOU HAVE OR MIGHT HAVE AGAINST THE BANK AND THE RELEASED PARTIES AS PROVIDED HEREIN.

THIS AGREEMENT CONTAINS A RELEASE AND AN AGREEMENT NOT TO SUE. PLEASE READ BEFORE SIGNING.

[Signatures Appear on Next Page]

[Signature Page to Separation Agreement and Release]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth below.

WITNESS:	EXECUTIVE:

Gary Harris

	Date:	, _____

WITNESS:	THE COMPANY:

FARMERS AND MERCHANTS BANCSHARES, INC.

By:
Name:
Title:

	Date:	, _____